                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                                ABLE ENERGY, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                ABLE ENERGY, INC.
                               198 GREEN POND ROAD
                           ROCKAWAY, NEW JERSEY 07866

                                   May 3, 2005

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Able Energy, Inc. (the "Company"). The Meeting will be held on May 25, 2005 at 11:00 a.m. local time, at the offices of Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, 23rd Floor, New York, New York 10036.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We also will report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to the Company will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

                             /s/ CHRISTOPHER WESTAD
                             ----------------------
                             CHRISTOPHER WESTAD
                             ACTING CHIEF EXECUTIVE OFFICER,
                             PRESIDENT AND ACTING CHAIRMAN
                             OF THE BOARD OF DIRECTORS

                                ABLE ENERGY, INC.
                               198 GREEN POND ROAD
                           ROCKAWAY, NEW JERSEY 07866

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2005

                              Rockaway, New Jersey
                                   May 3, 2005

The Annual Meeting of Stockholders (the "Annual Meeting") of Able Energy, Inc., a Delaware corporation (the "Company"), will be held at the offices of Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, 23rd Floor, New York, New York 10036 on Wednesday, May 25, 2005 at 11:00 a.m. (local time) for the following purposes:

1. To elect seven directors to the Company's Board of Directors, each to hold office until his successor is elected and qualified or until his earlier resignation or removal (Proposal No. 1);

2. To approve the Company's 2005 Incentive Stock Plan (Proposal No. 2); and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on April 22, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,


                             /s/ CHRISTOPHER WESTAD
                             ----------------------
                             CHRISTOPHER WESTAD
                             ACTING CHIEF EXECUTIVE OFFICER,
                             PRESIDENT AND ACTING CHAIRMAN
                             OF THE BOARD OF DIRECTORS


                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          THANK YOU FOR ACTING PROMPTLY

                                ABLE ENERGY, INC.
                               198 Green Pond Road
                           Rockaway, New Jersey 07866

                                 PROXY STATEMENT

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Able Energy, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, 23rd Floor, New York, New York 10036 on Wednesday, May 25, 2005 at 11:00 a.m. (local time), and any adjournment or postponement thereof. Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), on April 22, 2005 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 2,457,320 shares of Common Stock.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. Any proxy given is revocable prior to the Meeting by an instrument revoking it or by a duly executed proxy bearing a later date delivered to the Secretary of the Company. Such proxy is also revoked if the stockholder is present at the Meeting and elects to vote in person.

The Company will bear the entire cost of preparing, assembling, printing and mailing the proxy materials furnished by the Board of Directors to stockholders. Copies of the proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which the Company will bear.

This Proxy Statement and the accompanying form of proxy is being sent or given to stockholders on or about May 3, 2005.

Stockholders of the Company's Common Stock are entitled to one vote for each share held. Such shares may not be voted cumulatively.

Each validly returned proxy (including proxies for which no specific instruction is given) which is not revoked will be voted "FOR" each of the proposals as described in this Proxy Statement and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

Whether you plan to attend the annual meeting or not, the Company urges you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through the Company's stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates, you may vote:

          o BY MAIL. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Company's Board of Directors.

          o IN PERSON AT THE MEETING. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

          o BY INTERNET OR BY TELEPHONE. Follow the instructions you receive from your broker to vote by Internet or telephone.

          o BY MAIL. You will receive instructions from your broker or other nominee explaining how to vote your shares.

          o IN PERSON AT THE MEETING. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows. Those persons will be elected directors who receive a plurality of the votes cast at the Meeting in person or by proxy and entitled to vote on the election. Accordingly, abstentions or directions to withhold authority will have no effect on the outcome of the vote. For each other matter specified in the Notice of Annual Meeting of Stockholders, the affirmative vote of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the Meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding the Company's shares on your behalf to send a single set of the Company's annual report and proxy statement to any household at which two or more of the Company's stockholders reside, if either the Company or the brokers believe that the stockholders are members of the same family. This practice, referred to as "householding", benefits both stockholders and the Company. It reduces the volume of duplicate information received by you and helps to reduce your expenses. The rule applies to the Company's annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from the Company that communications to their addresses will be "householded", the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Stockholders who do not wish to participate in "householding" and would like to receive their own sets of the Company's annual disclosure documents in future years should follow the instructions described below. Stockholders who share an address with another one of the Company's stockholders and who would like to receive only a single set of the Company's annual disclosure documents should follow these instructions:

          o Stockholders whose shares are registered in their own name should contact the Company's transfer agent, CONTINENTAL STOCK TRANSFER & TRUST COMPANY, and inform them of their request by calling them at (212) 509-4000 or writing them at 17 Battery Place, New York, NY 10004.

          o Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES

At the Annual Meeting, the stockholders will elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted "FOR" the election of each of the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

NAME                            AGE   POSITION
---------------------------- -------- ---------------------------------------------------------------
Christopher P. Westad           51    President, Acting Chief Executive Officer, Chief Financial
                                      Officer and Acting Chairman of the Board of Directors
---------------------------- -------- ---------------------------------------------------------------
Stephen Chalk                   60    Director
---------------------------- -------- ---------------------------------------------------------------
Patrick O'Neill                 44    Director
---------------------------- -------- ---------------------------------------------------------------
Edward C. Miller, Jr.           36    Director
---------------------------- -------- ---------------------------------------------------------------
Alan E. Richards                68    Director
---------------------------- -------- ---------------------------------------------------------------
Gregory D. Frost, Esq.          57    Director
---------------------------- -------- ---------------------------------------------------------------
Solange Charas                  43    Director
---------------------------- -------- ---------------------------------------------------------------

The following information with respect to the principal occupation or employment of each nominee for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominee's business experience during the past five years, has been furnished to the Company by the respective director nominees:

CHRISTOPHER P. WESTAD, serves as the President, Chief Financial Officer, and a Director of the Company. Since September 1996, Mr. Westad has served as the President of Able Energy and Able Propane. From 1991 through 1996, Mr. Westad was a Market Manager and Area Manager for Ferrellgas Partners, L.P., a company engaged in the retail distribution of liquefied petroleum gas. From 1977 through 1991, Mr. Westad served in a number of management positions with RJR Nabisco. In 1975, Mr. Westad received a Bachelor of Arts in Business and Public Management from Long Island University--Southampton, New York.

STEPHEN CHALK, was appointed to our board of directors effective as of February 28, 2005. From 1981 to the present, Mr. Chalk has served as the President of the Pilgrim Corporation, where he has obtained a strong background in financial management, as well as over 25 years of hotel, resort, restaurant, and real estate development experience. Mr. Chalk is a graduate of Philadelphia University with a BS in Engineering and Design.

PATRICK O'NEILL, has served as a director to the Company since August 1999. Mr. O'Neill has served as the President of Fenix Investment and Development, Inc., a real estate company based in Parsippany, New Jersey for the past five years. Prior to this, Mr. O'Neill served as Vice President of Business Development for AvisAmerica, a Pennsylvania based home manufacturer. Mr. O'Neill holds a B.S. from the United States Military Academy, and has been awarded the Army Achievement Medal for his work with the Army Corps of Engineers.

EDWARD C. MILLER, JR., has served as a director to the Company since June 2000. He has been the Director of Marketing for the law firm Norris, McLaughlin & Marcus, P.A. in Somerville, New Jersey since July 1999. From May 1991 to July 1999, Mr. Miller served as Practice Development Coordinator for the Morristown, New Jersey law firm Riker, Danzig, Scherer, Hyland & Perretti, LLP. Mr. Miller received his Bachelor of Science in Marketing Management from the Syracuse University School of Management in 1991.

ALAN E. RICHARDS, was appointed to our board of directors effective as of February 28, 2005. Mr. Richards has served as the President of Sorrento Enterprises Incorporated, a forensic accounting firm, from its inception in 1979 to the present. Mr. Richards brings a diverse background and 25 plus years experience in financial services, including work with government agencies such as the United States Internal Revenue Service. Mr. Richards is a graduate of Iona College with a BBA in Finance.

GREGORY D. FROST, ESQ. was appointed to our board of directors effective as of April 5, 2005. From 1974 to the present, Gregory D. Frost, Esq. has been a practicing attorney in the State of New York and since 1999 has been a partner of the law firm of Ferber Frost Chan & Essner, LLP (formally known as Robson Ferber Frost Chan & Essner LLP). Mr. Frost's main areas of practice have been and continue to be mergers and acquisitions, and general corporate and securities matters. From 1975 through 1980, he was Assistant General Counsel at The Singer Company and RH Macy & Co. Thereafter, Mr. Frost spent approximately 12 years as a partner of the law firm of Bower & Gardner, managing their corporate and securities department. In 1970, Mr. Frost received a B.S. degree from New York University (Stern School). In addition, he received is Juris Doctorate in 1973 from New York Law School and in 1979 obtained a Master of Law Degree (LLM) in Corporate Law from New York University Law School.

SOLANGE CHARAS is a nominee to be appointed to our board of directors at this 2005 Annual Meeting of Stockholders. In 2000, Ms. Charas founded Charas Consulting, Inc. which provides human resources consulting services. From 1999 to 2000, Ms. Charas was the Head of Human Resources for EURO RSCG Worldwide, an advertising firm which is the largest division of France-based Havas Advertising. As Head of Human Resources, she was responsible for the creation and management of all HR programs on a worldwide basis for over 200 agencies which made up EURO RSCG. From 1996 to 1999, Ms. Charas was the National Director at Arthur Anderson where she led all activities promoting a consulting product she was instrumental in creating for the firm. From 1995 to 1996, Ms. Charas was the leader of the International Compensation Team at Towers Perrin and a Senior Consultant with respect to international compensation at the Hay Group. Ms. Charas received an undergraduate degree in International Political Economy from University of California at Berkeley in 1982, and an MBA in Accounting and Finance from Cornell University's Johnson School of Management in 1988.

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reasons of death or other cause is unable to serve in the capacity of director.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2004?

During 2004, the Board of Directors held 5 meetings. The Board also approved certain actions by unanimous written consent.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Information concerning the membership and function of each committee is as follows:

      --------------------------------------------------------------------
                                BOARD COMMITTEE MEMBERSHIP

                                                           GOVERNANCE AND
                                 AUDIT      COMPENSATION     NOMINATING
      NAME                     COMMITTEE     COMMITTEE        COMMITTEE
      ----
      Christopher Westad                                           *
      Stephen Chalk                               *                *
      Alan E. Richards            **
      Patrick O'Neill                             *
      Edward C. Miller, Jr.        *
      Gregory Frost                                               **
      Solange Charas               *             **
      --------------------------------------------------------------------

 * Member of Committee
** Chairman of Committee

AUDIT COMMITTEE. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls, reviewing the results of the audit of the Company performed by the independent public accountants, and recommending the selection of independent public accountants. The Board has determined that each of the members of the Audit Committee is unrelated, an outside member with no other affiliation with the Company and is independent as defined by the Nasdaq Stock Market. The Board has determined that Mr. Alan E. Richards is an "audit committee financial expert" as defined by the SEC. During 2004, the Audit Committee met more than once by teleconference.

COMPENSATION COMMITTEE. The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, and incentive compensation. During 2004, the Compensation Committee held no meetings.

GOVERNANCE AND NOMINATING COMMITTEE. The Board of Directors has established a Governance and Nominating Committee for purposes of nominating directors and for all other purposes outlined in the Governance and Nominating Committee Charter, including nominees submitted to the Board of Directors by shareholders. The Governance and Nominating Committee will be composed of Messrs. Gregory Frost, Stephen Chalk and Christopher Westad.

NOMINATION OF DIRECTORS

As provided in its charter and our company's corporate governance principles, the Governance and Nominating Committee is responsible for identifying individuals qualified to become directors. The Governance and Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Governance and Nominating Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

          o    high personal and professional ethics and integrity;

          o    the ability to exercise sound judgment;

          o    the ability to make independent analytical inquiries;

          o a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

          o    the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Governance and Nominating Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

          o whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

          o whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC") in Item 401 of Regulation S-K;

          o whether the person would qualify as an "independent" director under the listing standards of the Nasdaq Stock Market;

          o the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

          o the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

Governance and Nominating Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee must comply with the following:

          o The recommendation must be made in writing to the Corporate Secretary at Able Energy.

          o The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person's ownership of the Company's common stock.

          o The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and personal references.

          o A statement from the shareholder nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the Nasdaq Stock Market and the Securities and Exchange Commission ("SEC"), as in effect at that time.

All candidates submitted by stockholders will be evaluated by the Governance and Nominating Committee according to the criteria discussed above and in the same manner as all other director candidates.

HOW ARE DIRECTORS COMPENSATED?

The Company compensates its directors each year for acting in such capacity in the form of 1,000 shares of the Company's common stock and monetary compensation in the amount of $4,000 for each director.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2004, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that failed to file reports required by Section 16(a) of the Securities Exchange Act of 1934 on a timely basis during fiscal year 2004 with the exception of Tim Harrington and Christopher Westad.

The proxy holders intend to vote the shares represented by proxies for all of the board's nominees, except to the extent authority to vote for the nominees is withheld.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                    APPROVAL OF THE 2005 INCENTIVE STOCK PLAN

At the Annual Meeting, the Company's stockholders are being asked to approve the 2005 Incentive Stock Plan ("2005 Incentive Stock Plan"). The Board has unanimously approved the 2005 Incentive Stock Plan and has directed that it be submitted for the approval of the stockholders at the annual meeting. The 2005 Incentive Stock Plan will become effective on the date of shareholder approval (the "Effective Date").

The following description of the 2005 Incentive Stock Plan is only a summary of the important provisions of the 2005 Incentive Stock Plan and does not contain all of the terms and conditions of the 2005 Incentive Stock Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary.

WHAT IS THE PURPOSE OF THE 2005 INCENTIVE STOCK PLAN?

The purpose of the 2005 Incentive Stock Plan is to help us retain directors, executives and selected employees and consultants who provide services to the Company and reward them for making major contributions to the success of the Company. In addition, we expect to benefit from the added interest that the awardees will have in our welfare as a result of their ownership or increased ownership of our Common Stock.

Over the last two years, we have been able to engage and retain directors, executives and selected employees and consultants who provide services to the Company by compensating and rewarding them through the issuance of shares of our options and common stock. This afforded us the ability to utilize our cash, at a time when we were seeking out financing and working with our creditors with respect to restucturing outstanding obligations, for the more immediate needs that we had related to the acquisition of the products and inventory needed to further our manufacturing process so as to be able to deliver finished goods to our customers pursuant to outstanding orders. We believe that, for the foreseeable future, it is in our best interests to be able to continue to engage, compensate and reward such persons through the payment of our shares of common stock. In addition, Section 711 of the AMEX Company Guide, which was amended in October 2003, now requires that such compensation arrangements be approved by the Company's shareholders. For the foregoing reasons, the Board of Directors has unanimously approved the 2005 Incentive Stock Plan, as a separate and distinct plan from the Company's existing 1999 Stock Option Plan, and has directed that such plan be submitted for the approval of the stockholders at the annual meeting.

WHAT TYPES OF AWARDS CAN BE GRANTED UNDER THE 2005 INCENTIVE STOCK PLAN?

Awards authorized under the 2005 Incentive Stock Plan shall consist of any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem. Such awards may be subject to forfeiture in the event of premature termination of engagement of employment, failure to meet certain performance objectives, or other conditions, as may be determined by the Board of Directors.

Each award described above is sometimes referred to in this Proxy Statement as an "Award", and all such awards are sometime collectively referred to in this Proxy Statement as "Awards" and individuals receiving Awards are sometimes referred to as "Awardees".

HOW WILL THE 2005 INCENTIVE STOCK PLAN BE ADMINISTERED?

The 2005 Incentive Stock Plan will be administered by the Board of Directors (provided however, that the Board may delegate such administration to the Compensation Committee or such other committee that is designated by the Board to administer the Plan).

Subject to the express terms and conditions of the 2005 Incentive Stock Plan, the Board of Directors will have full power to make Awards, to construe or interpret the 2005 Incentive Stock Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. Except as otherwise provided in the 2005 Incentive Stock Plan, the Board of Directors may also determine which persons shall be granted Awards, the nature of the Awards granted, the number of shares subject to Awards and the time at which Awards shall be made. Such determinations will be final and binding.

HOW MUCH STOCK WILL BE AVAILABLE UNDER THE 2005 INCENTIVE STOCK PLAN?

The maximum number of shares of Common Stock with respect to which Awards may be granted directly by options, stock awards or restricted stock purchase offers is 1,000,000 shares; however, this number is subject to adjustment in the event of a recapitalization, reorganization or similar event, including, without limitation, a business combination.

Shares shall consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares represented by Awards that are cancelled, forfeited, terminated or expired will again be available for grants and issuance under the 2005 Incentive Stock Plan.

WHO IS ELIGIBLE TO PARTICIPATE IN THE 2005 INCENTIVE STOCK PLAN?

Persons eligible for Awards under the 2005 Incentive Stock Plan will be limited to directors, executives and selected employees and consultants of the Company and our subsidiaries ("Eligible Persons").

The Board of Directors will select who will receive Awards and the amount and nature of such Awards.

WHAT HAPPENS IF THE NUMBER OF OUTSTANDING SHARES CHANGES BECAUSE OF A MERGER, CONSOLIDATION, RECAPITALIZATION OR REORGANIZATION?

In the event that our outstanding shares of Common Stock are increased, decreased or changed or converted into other securities by reason of merger, reorganization, consolidation, recapitalization, business combination, stock dividend, extraordinary cash dividend or other change in our corporate structure affecting the stock, the number of shares that may be delivered under the 2005 Incentive Stock Plan and the number and/or the purchase price of shares subject to outstanding Awards under the 2005 Incentive Stock Plan may be adjusted at the sole discretion of the Board of Directors to the extent that the Board of Directors determines to be appropriate, provided, however, that the number of shares subject to any Awards will always be a whole number.

WHEN WILL THE 2005 INCENTIVE STOCK PLAN TERMINATE?

The 2005 Incentive Stock Plan will expire on May 3, 2015, but the Board of Directors may terminate the 2005 Incentive Stock Plan at any time prior to that date and Awards granted prior to such termination may extend beyond such date. Termination of the 2005 Incentive Stock Plan will not alter or impair, without the consent of the Awardee, any of the rights or obligations of any Award made under the 2005 Incentive Stock Plan.

WHAT CHANGES CAN THE BOARD MAKE TO THE 2005 INCENTIVE STOCK PLAN?

The Board may from time to time alter, amend, suspend or discontinue the 2005 Incentive Stock Plan. However, no such action of the Board may alter the provisions of the 2005 Incentive Stock Plan so as to alter any outstanding Awards to the detriment of the Awardee or participant without such participant's or Awardees consent, and no amendment to the 2005 Incentive Stock Plan may be made without stockholder approval if such amendment would materially increase the benefits to the Awardees or the participants in the 2005 Incentive Stock Plan, materially increase the number of shares issuable under the 2005 Incentive Stock Plan, extend the terms of the 2005 Incentive Stock Plan or the period during which Awards may be granted or exercised or materially modify requirements as to eligibility to participate in the 2005 Incentive Stock Plan.

WHAT ARE THE IMPORTANT PROVISIONS OF THE PLAN WITH RESPECT TO EACH TYPE OF
AWARD?

GRANT. The Board of Directors may, at its discretion, award any form of stock option, stock award, or stock purchase offer, whether granted singly, in combination or in tandem to a recipient (the "Awards"). The Awards will be issued pursuant to an agreement between the Company and the Awardee. Each recipient of an Award will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares.

If the recipient of an Award ceases to be a director, executive or selected employee or consultant for any reason, then the Award may be subject to forfeiture, as provided in the particular agreement, unless such forfeiture is waived by the Board of Directors when it, in its discretion, determines that such waiver is in our best interests.

In the event of a participant's retirement, permanent disability or death, or in cases of special circumstances, the Board of Directors may waive any or all of the remaining restrictions and limitations imposed under the 2005 Incentive Stock Plan with respect to any Awards.

RESTRICTIONS ON TRANSFERABILITY. These securities may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of until such time as any stated restrictions lapse. The Board of Directors, in its absolute discretion, may impose such restrictions on the transferability of the Awards granted in the 2005 Incentive Stock Plan as it deems appropriate. Any such restrictions shall be set forth in the Agreement with respect to such Awards and may be referred to on the certificates evidencing shares or other instruments issued pursuant to any such Award. Shares of restricted stock and other securities will be evidenced by a certificate or other instrument that bears a restrictive legend.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 2005 INCENTIVE STOCK PLAN?

The following discussion is a summary of the U.S. Federal income tax consequences to recipients of Awards and to us with respect to Awards granted under the 2005 Incentive Stock Plan. The 2005 Incentive Stock Plan is not qualified under Section 401(a) of the Code.

Stock or options awarded to an Awardee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit ability) imposed by the Board of Directors. In general, the receipt of stock or options with restrictions will not result in the recognition of income by an Awardee until such time as the shares are either not forfeitable or are freely transferable. Upon the lapse of such restrictions, the Awardee will be required to include as ordinary income the difference between the amount paid for the stock, if any, and the fair market value of such stock on the date the restrictions lapse and we will be entitled to a corresponding deduction. In addition, any dividends paid with respect to the stock prior to the lapse of the restrictions will be treated as compensation income by the Awardee and will be deductible by us. Awardees receiving Awards may elect to include the value of such stock or options (less any amounts paid for such stock or options) as ordinary income at the time the Award is made. Awardees making this election would treat any gain or loss realized on a sale of the stock as capital gain or loss, but would not be entitled to any loss deduction if they forfeited the stock pursuant to the restrictions imposed by the Board of Directors.

In view of the complexity of the tax aspects of transactions involving the grant and exercise Awards, and because the impact of taxes will vary depending on individual circumstances, each Awardee receiving an Award under the 2005 Incentive Stock Plan should consult their own tax advisor to determine the tax consequences in such Awardee's particular circumstances.

REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION

We intend to file a Registration Statement on Form S-8 covering the 2005 Incentive Stock Plan if the 2005 Incentive Stock Plan is approved by the stockholders.

REQUIRED VOTE

Approval of the 2005 Incentive Stock Plan requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Annual Meeting.

                 RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

   THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 INCENTIVE STOCK PLAN.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding ownership of the Company's Common Stock as of April 22, 2005, with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group:

                                       NUMBER OF SHARES      APPROXIMATE
                                         BENEFICIALLY       PERCENTAGE OF
NAME*                                       OWNED           COMMON STOCK**
-----                                       -----           --------------

Christopher P. Westad                       34,000 (1)           1.38%

Patrick O'Neill                                  0                  0%

Edward C. Miller, Jr.                            0                  0%

Stephen Chalk                                    0                  0%

Alan E. Richards                                 0                  0%

Gregory D. Frost, Esq.                           0                  0%

John Vrabel                                  6,000                ***

All Officers and Directors
as a Group (7 persons)                      25,000               1.02%

All American Plazas, Inc.                1,007,300 (2)           41.0%


* Except as noted above, the address for the above identified officers and directors of the Company is c/o Able Energy, Inc., 198 Green Pond Road, Rockaway, New Jersey 07866.

** Percentages are based upon the assumption that the shareholder has exercised all of the options he or she owns and that no other shareholder has exercised any options he or she owns.

*** Less than 1%

(1) Includes (i) 4,000 shares of common stock and (ii) 30,000 shares of common stock underlying unexercised options.

(2) Includes shares of common stock issued pursuant to a certain Stock Purchase Agreement dated as of March 19, 2004 by and between All American Plazas, Inc. and Timothy Harrington, the former Chief Executive Officer and Chairman of the Board of Directors of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain summary information with respect to the compensation paid to the Company's Chief Executive Officer and President for services rendered in all capacities to the Company for the fiscal years ending 2004, 2003, and 2002. Other than as listed below, the Company had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:

-------------------------------------------------------------------- -----------------------------------------------
                        ANNUAL COMPENSATION                                      LONG-TERM COMPENSATION
                                                                     ------------------------- ---------------------
                                                                              Awards                 Payouts
------------------- --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------
     Name and         Year    Salary ($)   Bonus ($)  Other Annual   Restricted   Securities   LTIP       All,
Principal Position                                    Compensation   Stock Award  Underlying   Payouts    Other
                                                           ($)                     Options /      ($)     Compen-
                                                                                   SARs (#)               sation ($)
------------------- --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------
Timothy               2004      225,000      35,385     13,211 (1)
Harrington,
Chief                 2003      225,000      25,825      9,560 (1)
Executive Officer
                    --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------
                      2002      225,000      19,033      7,284             -            -           -          -
------------------- --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------
Christopher P.        2004      100,000      13,877      5,973 (1)
Westad,
President             2003      100,000       6,064      5,035

                    --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------
                      2002      100,000       6,360      5,035 (1)         -            -           -          -
------------------- --------- ------------ ---------- -------------- ------------ ------------ ---------- ----------

(1) Represents car allowance and travel expense reimbursements pursuant to his employment agreement with the Company.


OPTION GRANTS

No option grants were made to our executive officers during fiscal year ended June 30, 2004.

The following named executives held unexercised options as of June 30, 2004: (A) Timothy Harrington - 85,000 and (B) Christopher Westad - 55,000.

EMPLOYMENT ARRANGEMENTS

Christopher P. Westad and John Vrabel have three year employment agreements with the Company. Christopher Westad is retained as Chief Executive Officer and President of the Company at an annual salary of $141,600. John Vrabel is retained as Chief Operating Officer of the Company at an annual salary of $141,600. Each of Messrs. Westad and John Vrabel are entitled to bonuses pursuant to their employment agreements if the Company meets certain financial targets based on sales, profitability and good management goals as predetermined by the Board of Directors or compensation committee and other subjective criteria as determined by the Board of Directors or compensation committee. Such bonuses, plus all other bonuses payable to the executive management of the Company, shall not exceed in the aggregate, a "bonus pool" which shall equal up to 20% of the Company's earnings before taxes, depreciation and amortization ("EBITDA") for 2005, 2006 and 2007, provided the Company achieves at least $1,000,000 in EBITDA, in each of such years. The employment agreements also provide for reimbursement of reasonable business expenses. The employment agreements for each of Messrs. Westad and John Vrabel contain a covenant not to compete whereby Messrs. Westad and John Vrabel agree, for the term of the employment agreements and until one year following the termination of the agreements, not to (i) persuade any customer of the Company to cease or reduce the amount of business it does with the Company; (ii) solicit the Company's customers for their own benefit; or (iii) persuade any of the Company's employees to leave the employ of the Company.

EMPLOYEE BONUS POOL

The Company has adopted an Employee Bonus Pool, pursuant to which Management may, at its own discretion, award employees for exemplary performance. The Company has allocated $25,000, $40,000 and $50,000 for the years 1999, 2000 and 2001, respectively, for such purposes. Management may not, however, award employees bonuses from the Employee Bonus Pool (i) if such bonuses would result in negative earning before taxes for the year in which such bonuses are to be granted, or (ii) if the Company does not have net profits in such year.

EMPLOYEE STOCK OPTION PLAN

The Company has adopted a Stock Option Plan (the "1999 Plan"), pursuant to which 237,287 shares of Common Stock are reserved for issuance.

The 1999 Plan is administered by the board of directors, or by a committee with at least two directors as delegated by the board of directors who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

The 1999 Plan's duration is for a period of ten years. Options under the 1999 Plan must be issued within ten years from the effective date of the 1999 Plan. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 1999 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the board. Options will be non-transferable except to an option holder's personal holding company or registered retirement savings plan and except by the laws of descent and distribution or a change in control of the Company, as defined in the 1999 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another, or (ii) a majority of the board changes other than by election by the shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation of such person.

If a participant ceases affiliation with the Company by reason of death, permanent disability or the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, the option remains exercisable for three months from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

Options granted under the 1999 Plan, at the discretion of the compensation committee or the board, may be exercised either with cash, by certified check or bank cashier's check, Common Stock having a fair market equal to the cash exercise price, the participant's promissory note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of United States (the "ITA"). The exercise price of all future options will be at least 100% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1999 Plan.

The 1999 Plan may be terminated or amended at any time by the board of directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1999 Plan may not be increased without the consent of the shareholders of the Company.

                          TRANSACTIONS WITH MANAGEMENT

From time to time, our majority-owned subsidiary Price Energy has borrowed money from us. As of December 31, 2004, the aggregate indebtedness to us was a promissory note made on November 1, 2000 for $3,544,389. This note bears interest at a rate of 8% per annum payable quarterly with principal payments beginning on November 1, 2002. Able Energy, Inc. own approximately 70.6% of Price Energy, Timothy Harrington, our former Chief Executive Officer, owns 23 1/2%, Christopher Westad, our Chief Executive Officer and President, owns 3.6% and our Chief Operating Officer, John Vrabel owns 2.3%.

      DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by Christopher Westad, Secretary, Able Energy, Inc., 198 Green Pond Road, Rockaway, New Jersey 07866, no later than January 20, 2006.

                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other business, which will come before the Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Meeting.

              AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO CHRISTOPHER WESTAD, ABLE ENERGY, INC., 198 GREEN POND ROAD, ROCKAWAY, NEW JERSEY 07866, TELEPHONE NUMBER (973) 625-1012. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY MAY 15, 2005.

                                  OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,


                             /S/ CHRISTOPHER WESTAD
                             ----------------------
                             CHRISTOPHER WESTAD
                             SECRETARY


Rockaway, New Jersey
May 3, 2005

PROXY

                                ABLE ENERGY, INC.

               PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 25, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher P. Westad, as proxy, with the power to appoint his substitute, to represent and to vote all the shares of common stock of Able Energy, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on May 25, 2005 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Able Energy, Inc. to be held at the offices of Ferber Frost Chan & Essner, LLP, 530 Fifth Avenue, 23rd Floor, New York, New York 10036 on Wednesday, May 25, 2005 at 11:00 a.m. (local time).

Please read the proxy statement, which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2


   1.  ELECTION OF DIRECTORS --                   FOR    WITHHOLD
       Nominees:
       ---------
            Christopher P. Westad                 [_]      [_]
            Stephen Chalk                         [_]      [_]
            Alan E. Richards                      [_]      [_]
            Patrick O'Neill                       [_]      [_]
            Edward C. Miller, Jr.                 [_]      [_]
            Gregory D. Frost, Esq.                [_]      [_]
            Solange Charas                        [_]      [_]

   -----------------------------------------------------------------------------
       (Except nominee(s) written above)

                                                  FOR    AGAINST   ABSTAIN
   2.  Proposal to approve the 2005 Incentive     [_]      [_]      [_]
       Stock Plan.


If you plan to attend the Annual Meeting please mark this box [_]

Dated:         , 2005

SIGNATURE

NAME (PRINTED)

TITLE
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

                              FOLD AND DETACH HERE